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                                                                    EXHIBIT 99.1

                                [CANCERVAX LOGO]

CONTACT:
Julie Ames                                          Pam Lord
CancerVax Corporation                               Atkins + Associates
Director, Corporate Communications                  Media & Investor Relations
760-494-4252                                        858-527-3494

               CANCERVAX LICENSES NOVEL TECHNOLOGY THAT APPEARS TO
                     ARREST UNCONTROLLED CANCER CELL GROWTH

CARLSBAD, CA -MARCH 15, 2004 - CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer, announced today that it has obtained an exclusive, worldwide sublicense from SemaCo, Inc., a privately-held company incorporated in Delaware, to develop novel technology using telomere homolog oligonucleotides, or T-oligos, for the potential treatment or prevention of cancer.

As described in an article entitled, "Topical DNA Oligonucleotide Therapy Reduces UV-induced Mutations and Photocarcinogenesis in Hairless Mice," Goukassian, et al., published in the March 1, 2004 Proceedings of the National Academy of Sciences, preclinical studies in murine models of photocarcinogenesis suggest that T-oligos may activate defense mechanisms used by healthy cells to prevent malignant transformation. In other peer-reviewed publications, the group has shown that T-oligos may cause apoptosis, or programmed cell death, of cultured human melanoma and lymphoma cells. Under the sublicense agreement, SemaCo will receive an upfront license fee and patent cost reimbursement, research support, payments for regulatory and other milestones, and royalties upon commercial sales. Financial terms were not disclosed.

The T-oligo technology was developed by Barbara Gilchrest, M.D., Professor and Chair of the Department of Dermatology at Boston University School of Medicine and Chief of Dermatology at Boston Medical Center, and her associates at Boston University. This technology was licensed by Boston University to SemaCo, a company formed by Dr. Gilchrest. CancerVax was also granted a right of first refusal on certain other applications of the T-oligo technology outside the field of cancer, and for other technology developed by SemaCo and Dr. Gilchrest.

"CancerVax believes that this new approach may have broad application in the treatment of various types of cancer and that, in the future, effective oncology treatment regimens will target several cellular pathways," said David F. Hale, President and CEO of CancerVax. "The T-oligo technology may complement existing cancer therapies, and enhance our pipeline of biological treatments for cancer, including specific active immunotherapeutics, monoclonal antibodies and peptides."

"We are delighted to advance the development of our T-oligo technology with CancerVax," said Dr. Gilchrest. "The possibilities of this technology are very exciting, since T-oligos appear to evoke the same innate protective mechanisms used by healthy cells in response to DNA damage. This mechanism appears to be compromised in malignant cells, and T-oligos re-activate the critical signaling pathways, causing cancerous cells to cease growing or die."

CONFERENCE CALL AND WEBCAST

CancerVax will hold a conference call on Tuesday, March 16, 2004 at 11:00 a.m.
(EST) to further discuss its license of the T-oligo technology. Dr. Gilchrest will provide a brief scientific explanation of the T-oligo technology and will participate in a question-and-answer session. A live audio webcast of the

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discussion will be available at http://ir.cancervax.com. Alternatively, callers may participate in the conference call by dialing 800-299-8538 (domestic) or 617-786-2902 (international) and requesting the conference call hosted by CancerVax. The webcast will be archived on CancerVax's web site for 30 days.

BACKGROUND

Genetic information communicated through DNA is organized into strands called chromosomes, which are capped with a looped nucleotide chain called a telomere. In normal cells, it is believed that disruption of the telomere loop structure signals DNA damage. This signal activates natural protective pathways, reducing the likelihood that the cells will become cancerous. However, in cancer cells, these responses are impaired, and cells with gross DNA abnormalities continue to proliferate. Telomere homolog oligonucleotides, or T-oligos, are short DNA fragments, two or more nucleotides in length, which appear to substitute for the normal DNA damage signal. It is hypothesized that the T-oligos mimic the effect of telomere disruption in normal cells and cause malignant cells to cease growing or die.

In preclinical studies, SemaCo has demonstrated that T-oligo treatment has inhibitory effects on multiple tumor types, including breast, ovarian, pancreatic and squamous cell carcinomas; melanoma; fibrosarcoma; osteosarcoma; and lymphoma. Administration of T-oligos has also been shown to inhibit tumor growth in several in vivo tumor models in mice. By enabling innate protective responses and repair mechanisms in cancerous cells, the T-oligo technology may have therapeutic potential for the treatment and prevention of cancer.

ABOUT CANCERVAX CORPORATION (WWW.CANCERVAX.COM)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin(TM) is currently being studied in two international Phase 3 clinical trials for the treatment of patients with Stage III or IV, or advanced-stage melanoma. The Company is also finalizing the design of a Phase 2 clinical trial in patients with Stage III colon cancer. In addition to Canvaxin(TM), the Company plans to identify and develop new product candidates based on its proprietary specific active immunotherapy platform, its anti-angiogenesis technology platform, and its in-licensed human monoclonal antibodies. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, California and its biologics manufacturing facility is located in Los Angeles, California.

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: the potential for the T-oligonucleotide technology to result in marketable products; difficulties or delays in research, development, testing, obtaining regulatory approval, producing and marketing the T-oligonucleotide technology and its other technologies and product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of the T-oligonucleotide technology and its other product candidates that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for the T-oligonucleotide technology and its other product candidates; its ability to meet product candidate development objectives; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to attract and retain experienced scientists and management; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Prospectus on Form 424 (b)(4) filed on October 30, 2003 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking


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statements are qualified in their entirety by this cautionary statement and
CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CancerVax(R) is a registered trademark of CancerVax Corporation.

Canvaxin(TM) is a trademark of CancerVax Corporation.